Exhibit 3.1

ROSS MILLER
Secretary of State                                        Document Number
206 North Carson Street                                   20100750087-50
Carson City, Nevada 89701-4298                            Filing Date and Time
(775) 684-5708                                            10/01/2010 11:30 AM
Website: www.nvsos.gov                                    Entity Number
                                                          E0487332010-2

                                                          Filed in the office of
    ARTICLES OF INCORPORATION                             /s/ Ross Miller
      (PURSUANT TO NRS 78)                                Ross Miller
                                                          Secretary of State
                                                          State of Nevada

                                              ABOVE SPACE IS FOR OFFICE USE ONLY
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1. Name of
   Corporation:               GLOBAL EQUITY INTERNATIONAL, INC

2. Registered Agent           [X] Commercial Registered Agent    Paracorp Incorporated
   for Service of                                                Name
   Process                    [ ] Noncommercial Registered Agent      OR   [ ] Office or Position with Entity
   (check only one box)           (name and address below)                     (name and address below)

                                                                                      Nevada
                                  Address                             City                             Zip Code

                                                                                      Nevada
                                  Mailing Address                     City                             Zip Code
                                  (if different from street address)


3. Shares:
   (number of shares          Number of shares 70,000,000 Common      5,000,000 Preferred      Number of shares
   corporation                with par value:  $.001                  Par value: $.001         without par value: 0
   authorized
   to issue)


4. Names & Addresses,         1. Peter Smith
   of Board of                   Name
   Directors/Trustees:           1 Berkeley                         London          UK         W1J8DJ
   (attach additional page       Street Address                      City          State       Zip Code
   if there is more than 3
   directors/trustees         2.
                                 Name

                                 Street Address                      City          State       Zip Code

5. Purpose: (optional-        The purpose of this Corporation shall be:
   see instructions)

6. Names, Address             Stephanie Cadena                                  /s/ Stephanie Cadena
   and Signature of           Name                                                     Signature
   Incorporator.
   (attach additional page    21550 Oxnard Street #200         Woodland     CA          91367
   if there is more than 1    Address                            City      State      Zip Code
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             /s/ Nancy Gaches for Paracorp                                    10/01/10
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date
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